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                                   Exhibit 2A


FIRST BANKS, INC.

State or Other Place of Organization:              Missouri

Principal Business:                                Bank Holding Company

Address of Principal Business:                     135 North Meramec,
                                                   Clayton, Missouri 63105

Address of Principal Office:                       135 North Meramec,
                                                   Clayton, Missouri 63105

Criminal Proceedings During Last 5 Years:                   None

Civil Proceedings During Last 5 Years:                      None